Exhibit 99.1

FOR IMMEDIATE RELEASE

October 25, 2021

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

REPORTS 2021 THIRD QUARTER FINANCIAL RESULTS

Consolidated Results of Operations, As Reported and As Adjusted  – Three-month periods ended September 30, 2021 and 2020:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $218.4 million, or $2.60 per diluted share, during the third quarter of 2021, as compared to $241.3 million, or $2.82 per diluted share, during the third quarter of 2020. Net revenues increased 8.4% to $3.156 billion during the third quarter of 2021 as compared to $2.913 billion during the third quarter of 2020.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the third quarter of 2021 was $224.1 million, or $2.67 per diluted share, as compared to $246.5 million, or $2.88 per diluted share, during the third quarter of 2020.

Included in our reported and adjusted net income attributable to UHS during the third quarter of last year were the following: (i) a favorable impact of approximately $21.4 million, or $0.25 per diluted share, resulting from $28 million of net revenues recorded in connection with the California Medicaid supplemental payment program related to our acute care hospitals (approximately $11 million of these supplemental revenues were attributable to the first nine months of 2020 and $17 million were attributable to prior years), and; (ii) an unfavorable impact of approximately $4.7 million, or $0.06 per diluted share, resulting from a reversal of approximately $5 million of previously recognized grant income revenues recorded in connection with various governmental stimulus programs, most notably the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”).

As reflected on the Supplemental Schedule, included in our reported results during the third quarter of 2021, was a net aggregate unfavorable after-tax impact of $5.8 million, or $.07 per diluted share, consisting primarily of the following: (i) an after-tax charge of $12.9 million, or $.15 per diluted share, ($16.8 million pre-tax which is included in “Other (income) expense, net”) recorded in connection with costs related to extinguishment of debt, as discussed below in Liquidity and Financing Transactions, partially offset by; (ii) an after-tax unrealized gain of $6.8 million, or $.08 per diluted share, ($8.9 million pre-tax which is included in “Other (income) expense, net”), resulting from an increase in the market value of shares of certain equity securities.

As reflected on the Supplemental Schedule, included in our reported results during the third quarter of 2020, was a net aggregate unfavorable after-tax impact of $5.2 million, or $.06 per diluted share, consisting of the following: (i) an after-tax unrealized loss of $2.1 million, or $.02 per diluted share, ($2.7 million pre-tax which is included in “Other (income) expense, net”), resulting from a decrease in the market value of shares of certain equity securities, and; (ii) an unfavorable after-tax impact of $3.1 million, or $.04 per diluted share, resulting from ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”).

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $441.5 million during the third quarter of 2021, as compared to $471.0 million during the third quarter of 2020. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $448.2 million during the third quarter of 2021 as compared to $472.8 million during the third quarter of 2020.

Consolidated Results of Operations, As Reported and As Adjusted  – Nine-month periods ended September 30, 2021 and 2020:

Reported net income attributable to UHS was $752.5 million, or $8.83 per diluted share, during the nine-month period ended September 30, 2021, as compared to $635.2 million, or $7.40 per diluted share, during the first nine months of 2020. Net revenues increased 10.6% to $9.367 billion during the first nine months of 2021 as compared to $8.472 billion during the comparable period of 2020.

As reflected on the Supplemental Schedule, our adjusted net income attributable to UHS during the nine-month period ended September 30, 2021 was $756.6 million, or $8.88 per diluted share, as compared to $646.9 million, or $7.53 per diluted share, during the first nine months of 2020.

Included in our reported and adjusted net income attributable to UHS during the nine-month period ended September 30, 2021, the substantial majority of which was previously disclosed and recorded during the second quarter of 2021, was a net favorable after-tax impact of approximately $31.2 million, or $.37 per diluted share, consisting of:

•

a favorable after-tax impact of $47.7 million, or $.56 per diluted share, resulting from approximately $62 million of revenues recorded during the second and third quarters of 2021 ($55 million and $7 million, respectively), in connection with the Kentucky Medicaid Managed Care Hospital Rate Increase Program, covering the period of July 1, 2020 to June 30, 2021, as discussed below in Kentucky Hospital Rate Increase Program;

•

an unfavorable after-tax impact of approximately $31.0 million, or $.36 per diluted share, resulting from a $41 million increase to our reserves for self-insured professional and general liability claims recorded during the second and third quarters of 2021 ($36 million and $5 million, respectively), resulting from unfavorable trends experienced in connection with the number of asserted claims and reported incidents and estimates of losses for those claims;

•

an aggregate favorable after-tax impact of $22.1 million, or $.26 per diluted share, resulting from aggregate commercial insurance proceeds received of approximately $29 million, approximately $19 million and $10 million of which were recorded during the second and third quarters of 2021, respectively, in connection with: (i) the unfavorable economic impact resulting from the previously disclosed information technology incident that occurred during 2020 ($20 million aggregate proceeds received thus far representing partial recovery of the loss sustained), and; (ii) the COVID-19 pandemic (approximately $9 million of insurance proceeds received during the second quarter of 2021 representing recovery of the policy maximum), and;

•

an estimated unfavorable impact of approximately $7.6 million (approximately $10 million pre-tax), or $.09 per diluted share, resulting from damage sustained from Hurricane Ida during the third quarter of 2021 at three of our behavioral health care facilities located in Louisiana and Pennsylvania (see below in Behavioral Health Care Services for additional disclosure).

Our reported and adjusted net income attributable to UHS during the nine-month period ended September 30, 2020 included the following: (i) a favorable impact of $157.2 million, or $1.84 per diluted share, resulting from the recording of approximately $213 million of grant income revenues recorded in connection with various governmental stimulus programs, most notably the CARES Act, and; (ii) a favorable impact of $21.4 million, or $0.25 per diluted share, resulting from the above-mentioned $28 million of net revenues recorded during the third quarter of 2020 in connection with the California Medicaid supplemental payment program.

As reflected on the Supplemental Schedule, included in our reported results during the nine-month period ended September 30, 2021, was a net aggregate unfavorable after-tax impact of $4.1 million, or $.05 per diluted share, consisting of the following: (i) an after-tax charge of $12.9 million, or $.15 per diluted share, ($16.8 million pre-tax which is included in “Other (income) expense, net”) recorded in connection with costs related to extinguishment of debt, as discussed below in Liquidity and Financing Transactions; (ii) an after-tax unrealized gain of $6.3 million, or $.07 per diluted share, ($8.2 million pre-tax which is included in “Other (income) expense, net”) resulting from an increase in the market value of shares of certain equity securities, and; (iii) a favorable after-tax impact of $2.5 million, or $.03 per diluted share, resulting from ASU 2016-09.

As reflected on the Supplemental Schedule, included in our reported results during the nine-month period ended September 30, 2020, was a net aggregate unfavorable after-tax impact of $11.6 million, or $.13 per diluted share, consisting of the following: (i) an after-tax unrealized loss of $7.2 million, or $.08 per diluted share, ($9.4 million pre-tax which is included in “Other (income) expense, net”), resulting from a decrease in the market value of shares of certain equity securities, and; (ii) an unfavorable after-tax impact of $4.4 million, or $.05 per diluted share, resulting from ASU 2016-09.

As calculated on the attached Supplemental Schedule, our EBITDA net of NCI, was $1.450 billion during the nine-month period ended September 30, 2021, as compared to $1.303 billion during the first nine months of 2020. Our Adjusted EBITDA net of NCI, which excludes the impact of other (income) expense, net, was $1.448 billion during the nine-month period ended September 30, 2021, as compared to $1.311 billion during the first nine months of 2020.

Acute Care Services – Three and nine-month periods ended September 30, 2021 and 2020:

During the third quarter of 2021, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 12.4% and adjusted patient days increased 10.9%, as compared to the third quarter of 2020. Patient volumes at our acute care hospitals during the third quarter of 2021 included a continuation of relatively robust non-COVID patient volumes as well as an increase in COVID-related patients as compared to volumes experienced during the second quarter of 2021.

At these facilities, excluding the governmental stimulus revenues of approximately $4 million recorded during the third quarter of 2020, net revenue per adjusted admission increased 1.3% while net revenue per adjusted patient day increased 2.7% during the third quarter of 2021, as compared to the third quarter of 2020.  During the third quarter of 2021, as compared to the third quarter of 2020, net revenues generated from our acute care services on a same facility basis increased 13.1% including the governmental stimulus revenues recorded during the third quarter of 2020, and increased 13.4% excluding the governmental stimulus revenues recorded during the third quarter of 2020.

During the nine-month period ended September 30, 2021, at our acute care hospitals on a same facility basis, adjusted admissions increased 7.3% and adjusted patient days increased 9.9%, as compared to the first nine months of 2020.  At these facilities, excluding the governmental stimulus revenues of approximately $161 million recorded during the first nine months of 2020, net revenue per adjusted admission increased 10.4% while net revenue per adjusted patient day increased 7.8% during the first nine months of 2021, as compared to the comparable period of 2020.  During the first nine months of 2021, as compared to the comparable period of 2020, net revenues generated from our acute care services on a same facility basis increased 14.4% including the governmental stimulus revenues recorded during the first nine months of 2020, and increased 18.6% excluding the governmental stimulus revenues recorded during the first nine months of 2020.

Behavioral Health Care Services – Three and nine-month periods ended September 30, 2021 and 2020:

During the third quarter of 2021, at our behavioral health care facilities on a same facility basis, adjusted admissions decreased 2.7% and adjusted patient days decreased 2.1%, as compared to the third quarter of 2020. During the third quarter of 2021, patient volumes at our behavioral health care hospitals were pressured by increased COVID-19 infections experienced in many of our markets, as well as clinical staffing shortages caused by the general unfavorable availability of workers in the U.S., as well as pandemic-related staffing challenges experienced at many of our facilities.

In addition, three of our behavioral health care facilities located in Louisiana and Pennsylvania were damaged and temporarily closed (either entirely or partially) as a result of Hurricane Ida in late August/early September of 2021. One of these facilities was fully re-opened by the end of September while the other two are expected to be fully re-opened by late October/mid-November. As mentioned above, we estimate that our pre-tax financial results for the three and nine month periods ended September 30, 2021 were unfavorably impacted by approximately $10 million as a result of the damage sustained from Hurricane Ida.

At these facilities, excluding the governmental stimulus revenue reversal of approximately $9 million recorded during the third quarter of 2020, net revenue per adjusted admission increased 4.2% while net revenue per adjusted patient day increased 3.6% during the third quarter of 2021, as compared to the third quarter of 2020.  During the third quarter of 2021, as compared to the third quarter of 2020, net revenues generated from our behavioral health care services on a same facility basis increased 2.0% including the governmental stimulus revenue reversal recorded during the third quarter of 2020, and increased 1.3% excluding the governmental stimulus revenue reversal recorded during the third quarter of 2020.

During the nine-month period ended September 30, 2021, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 1.6% and adjusted patient days increased 0.3%, as compared to the first nine months of 2020. At these facilities, excluding the governmental stimulus revenues of approximately $52 million recorded during the first nine months of 2020, net revenue per adjusted admission increased 4.7% while net revenue per adjusted patient day increased 6.0% during the first nine months of 2021, as compared to the comparable period of 2020.  During the first nine months of 2021, as compared to the comparable period of 2020, net revenues generated from our behavioral health care services on a same facility basis increased 5.4% including the governmental stimulus revenues recorded during the first nine months of 2020, and increased 6.9% excluding the governmental stimulus revenues recorded during the first nine months of 2020.

COVID-19

The impact of the COVID-19 pandemic, which began during the second half of March, 2020, has had a material effect on our operations and financial results since that time. The COVID-19 vaccination process commenced during the first quarter of 2021.  Since that time, through the second quarter of 2021, we had generally experienced a decline in COVID-19 patients as well as a corresponding recovery in non-COVID-19 patient activity.  However, during the third quarter of 2021, our facilities generally experienced an increase in COVID-19 patients resulting primarily from the Delta variant. Since the future volumes and severity of COVID-19 patients remain highly uncertain and subject to change, including potential increases in future COVID-19 patient volumes caused by new variants of the virus, as well as related pressures on staffing and wage rates, we are not able to fully quantify the impact that these factors will have on our future financial results.  However, developments related to the COVID-19 pandemic could materially affect our financial performance during the remainder of 2021 and into 2022.

Net Cash Provided by Operating Activities and Liquidity and Financing Transactions:

Net Cash Provided by Operating Activities:

For the nine months ended September 30, 2021, our net cash provided by operating activities was $562 million as compared to $2.218 billion during the first nine months of 2020.  The $1.656 billion net decrease in our cash provided by operating activities during the first nine months of 2021, as compared to the first nine months of 2020, was due to: (i) an unfavorable change of $1.576 billion resulting primarily from the $695 million of Medicare accelerated payments repaid during the first quarter of 2021, as compared to a favorable change of $878 million experienced during the first nine months of 2020 resulting from receipt of the Medicare accelerated payments and other deferred governmental stimulus grants; (ii) a favorable change of $153 million resulting from an increase in net income plus depreciation and amortization expense, stock-based compensation expense, gain/loss on sales of assets and businesses, costs related to extinguishment of debt and provision for asset impairment; (iii) an unfavorable change of $111 million due to the first nine months of 2020 including the favorable impact of the payment deferral of the employer’s share of Social Security taxes, as provided for by the CARES Act; (iv) an unfavorable change of $75 million in accounts receivable; (v) an unfavorable change of $51 million in accrued and deferred income taxes, and; (vi) $4 million of other combined net favorable changes.

Liquidity and Financing Transactions:

During the third quarter of 2021, we completed the following previously announced financing transactions:

•

On August 24, 2021, we completed the following via private offerings to qualified institutional buyers under Rule 144A and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended:

o	Issued $700 million of aggregate principal amount of 1.65% senior secured notes due on September 1, 2026, and;
o	Issued $500 million of aggregate principal amount of 2.65% senior secured notes due on January 15, 2032.
•

On August 24, 2021, we entered into a seventh amendment to our credit agreement dated as of November 15, 2010, which provided for the amendment and restatement of the previously existing credit facility. The seventh amendment, among other things, provided for the following:

o

a $1.2 billion aggregate amount revolving credit facility, which is scheduled to mature on August 24, 2026, representing an increase of $200 million over the $1.0 billion previous commitment. As of September 30, 2021, this facility had no borrowings outstanding and $1.196 billion of available borrowing capacity, net of outstanding letters of credit;

o

a $1.7 billion tranche A term loan facility, which is scheduled to mature on August 24, 2026, resulting in a reduction of $150 million from the $1.85 billion of borrowings outstanding under the previous tranche A term loan facility, and;

o	repayment of approximately $488 million of borrowings outstanding under the previous tranche B term loan facility.
•

On September 13, 2021, we redeemed $400 million of aggregate principal amount of 5.00% senior secured notes, that were scheduled to mature on June 1, 2026, at 102.50% of the aggregate principal, or $410 million.

In connection with the various financing transactions mentioned above, our results of operations for the three and nine-month periods ended September 30, 2021, include a $16.8 million pre-tax charge incurred for costs related to the extinguishment of debt. This pre-tax charge consisted of the following: (i) $6.8 million incurred to write-off unamortized deferred charges on the extinguished debt, and; (ii) a $10 million make-whole premium paid on the early redemption of the $400 million, 5.00% senior secured notes.

As of September 30, 2021, we had approximately $190 million of cash and cash equivalents.

Stock Repurchase Program:

As of September 30, 2021, we had an aggregate stock repurchase authorization of $3.7 billion which was approved by our Board of Directors in various increments since 2014, including a previously announced $1.0 billion increase authorized on July 26, 2021. Pursuant to the terms of this program, which had an aggregate available repurchase authorization of $790.5 million as of September 30, 2021, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions.

In conjunction with our stock repurchase programs, during the three-month period ended September 30, 2021, we have repurchased approximately 2.78 million shares at an aggregate cost of $419.1 million (approximately $151 per share). Since inception of the program in 2014 through September 30, 2021, we have repurchased approximately 23.0 million shares at an aggregate cost of approximately $2.91 billion (approximately $126 per share).

Kentucky Hospital Rate Increase Program:

As previously disclosed, in early 2021, the Centers for Medicare and Medicaid Services (“CMS”) approved the Kentucky Medicaid Managed Care Hospital Rate Increase Program (“HRIP”) for state fiscal year (”SFY”) 2021, which covered the period of July 1, 2020 through June 30, 2021. This program change increased our reimbursement for SFY 2021 by an aggregate of approximately $62 million, of which $55 million and $7 million were recorded by us during the second and third quarters of 2021, respectively.

Programs such as HRIP require an annual state submission and approval by CMS.  In May, 2021, Kentucky submitted a request to CMS in order to continue the HRIP program for SFY 2022 with a similar payment methodology and payment level as the SFY 2021 program. Although we believe the CMS approval process is in progress, we are unable to predict if CMS will ultimately approve the HRIP for SFY 2022, and if approved, if the rates will be generally comparable to the SFY 2021 HRIP rates.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on October 26, 2021. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhs.com.  Also, a replay of the call will be available following the conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues were approximately $11.6 billion during 2020. In 2021, UHS was again recognized as one of the World’s Most Admired Companies by Fortune; ranked #270 on the Fortune 500; and ranked #307 on Forbes’ list of America’s Largest Public Companies.

Our operating philosophy is as effective today as it was upon the Company’s founding in 1979, enabling us to provide compassionate care to our patients and their loved ones.  Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has approximately 89,000 employees and through its subsidiaries operates 27 acute care hospitals, 333 behavioral health facilities, 40 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 38 U.S. states, Washington, D.C., Puerto Rico and the United Kingdom. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information visit www.uhs.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to the anticipated impact of COVID-19 on our operations and financial results, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2020 and in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended June 30, 2021), may cause the results to differ materially from those anticipated in the forward-looking statements.  These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.  Many of the factors that could affect our future results are beyond our control or ability to predict, including the impact of the COVID-19 pandemic. Our future operations and financial results will likely be materially impacted by developments related to COVID-19 including, but not limited to, the potential impact on future COVID-19 patient volumes resulting from new variants of the virus, the length of time and severity of the spread of the pandemic; the volume of cancelled or rescheduled elective procedures and the volume of COVID-19 patients treated at our hospitals and other healthcare facilities; measures we are taking to respond to the COVID-19 pandemic; the impact of government and administrative regulation and stimulus on the hospital industry and potential retrospective adjustment in future periods of CARES Act and other grant income revenues recorded as revenues in prior periods; declining patient volumes and unfavorable changes in payer mix caused by deteriorating macroeconomic conditions (including increases in uninsured and underinsured patients as the result of business closings and layoffs); potential disruptions to our clinical staffing and shortages and disruptions related to supplies required for our employees and patients; and potential increases to expenses related to staffing, supply chain or other expenditures; the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, as well as risks associated with disruptions in the financial markets and the business of financial institutions as the result of the COVID-19 pandemic which could impact us from a financing perspective; and changes in general economic conditions nationally and regionally in our markets resulting from the COVID-19 pandemic. We are not able to fully quantify the impact that these factors will have on our future financial results, but developments related to the COVID-19 pandemic could materially affect our financial performance during the remainder of 2021 and into 2022.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, the impact of ASU 2016-09, unrealized gains/losses resulting from changes in the market value of shares of certain equity securities, and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2020, and our Report on Form 10-Q for the quarter ended June 30, 2021. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2021	2020	2021	2020
Net revenues	$3,155,999	2,912,541	$9,366,866	8,471,962

Operating charges:
Salaries, wages and benefits	1,556,448	1,406,348	4,542,156	4,147,027
Other operating expenses	754,072	666,665	2,233,590	1,982,202
Supplies expense	367,834	335,409	1,052,977	936,808
Depreciation and amortization	134,462	125,961	399,850	376,563
Lease and rental expense	28,375	28,488	88,848	84,967
	2,841,191	2,562,871	8,317,421	7,527,567

Income from operations	314,808	349,670	1,049,445	944,395
Interest expense, net	21,199	24,575	64,455	86,399
Other (income) expense, net	6,719	1,831	(1,575)	8,291
Income before income taxes	286,890	323,264	986,565	849,705
Provision for income taxes	67,515	79,172	232,844	204,649
Net income	219,375	244,092	753,721	645,056
Less: Net income attributable to noncontrolling interests	1,024	2,813	1,255	9,811
Net income attributable to UHS	$218,351	$241,279	$752,466	$635,245

Basic earnings per share attributable to UHS (a)	$2.65	$2.84	$8.96	$7.44

Diluted earnings per share attributable to UHS (a)	$2.60	$2.82	$8.83	$7.40

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2021	2020	2021	2020
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$218,351	$241,279	$752,466	$635,245
Less: Net income attributable to unvested restricted share grants	(396)	(790)	(1,609)	(1,987)
Net income attributable to UHS - basic and diluted	$217,955	$240,489	$750,857	$633,258

Weighted average number of common shares - basic	82,262	84,672	83,756	85,172

Basic earnings per share attributable to UHS:	$2.65	$2.84	$8.96	$7.44

Weighted average number of common shares	82,262	84,672	83,756	85,172
Add: Other share equivalents	1,411	575	1,275	415
Weighted average number of common shares and equiv. - diluted	83,673	85,247	85,031	85,587

Diluted earnings per share attributable to UHS:	$2.60	$2.82	$8.83	$7.40

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended September 30, 2021 and 2020
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	September 30, 2021	revenues	September 30, 2020	revenues
Net income attributable to UHS	$218,351		$241,279
Depreciation and amortization	134,462		125,961
Interest expense, net	21,199		24,575
Provision for income taxes	67,515		79,172
EBITDA net of NCI	$441,527	14.0%	$470,987	16.2%

Other (income) expense, net	6,719		1,831
Adjusted EBITDA net of NCI	$448,246	14.2%	$472,818	16.2%

Net revenues	$3,155,999		$2,912,541

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	September 30, 2021		September 30, 2020
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$218,351	$2.60	$241,279	$2.82
Plus/minus after-tax adjustments:
Unrealized gain (loss) on equity securities	(6,785)	(0.08)	2,066	0.02
Debt extinguishment costs	12,884	0.15	-	-
Impact of ASU 2016-09	(323)	-	3,137	0.04
Subtotal adjustments	5,776	0.07	5,203	0.06
Adjusted net income attributable to UHS	$224,127	$2.67	$246,482	$2.88

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Nine Months ended September 30, 2021 and 2020
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Nine months ended	% Net	Nine months ended	% Net
	September 30, 2021	revenues	September 30, 2020	revenues
Net income attributable to UHS	$752,466		$635,245
Depreciation and amortization	399,850		376,563
Interest expense, net	64,455		86,399
Provision for income taxes	232,844		204,649
EBITDA net of NCI	$1,449,615	15.5%	$1,302,856	15.4%

Other (income) expense, net	(1,575)		8,291
Adjusted EBITDA net of NCI	$1,448,040	15.5%	$1,311,147	15.5%

Net revenues	$9,366,866		$8,471,962

Calculation of Adjusted Net Income Attributable to UHS

	Nine months ended		Nine months ended
	September 30, 2021		September 30, 2020
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$752,466	$8.83	$635,245	$7.40
Plus/minus after-tax adjustments:
Unrealized (gain) loss on equity securities	(6,255)	(0.07)	7,193	0.08
Debt extinguishment costs	12,884	0.15	-	-
Impact of ASU 2016-09	(2,522)	(0.03)	4,412	0.05
Subtotal adjustments	4,107	0.05	11,605	0.13
Adjusted net income attributable to UHS	$756,573	$8.88	$646,850	$7.53

Universal Health Services, Inc.
Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2021	2020	2021	2020
Net income	$219,375	$244,092	$753,721	$645,056
Other comprehensive income (loss):
Foreign currency translation adjustment	(9,121)	14,245	(23,184)	(18,280)
Other comprehensive income (loss) before tax	(9,121)	14,245	(23,184)	(18,280)
Income tax expense (benefit) related to items of other comprehensive income (loss)	109	302	(1,958)	(908)
Total other comprehensive income (loss), net of tax	(9,230)	13,943	(21,226)	(17,372)

Comprehensive income	210,145	258,035	732,495	627,684
Less: Comprehensive income attributable to noncontrolling interests	1,024	2,813	1,255	9,811
Comprehensive income attributable to UHS	$209,121	$255,222	$731,240	$617,873

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$189,743	$1,224,490
Accounts receivable, net	1,764,214	1,728,928
Supplies	202,824	190,417
Other current assets	186,518	138,034
Total current assets	2,343,299	3,281,869

Property and equipment	10,515,812	9,885,888
Less: accumulated depreciation	(4,828,108)	(4,512,764)
	5,687,704	5,373,124
Other assets:
Goodwill	3,888,999	3,882,715
Deferred income taxes	48,591	22,689
Right of use assets-operating leases	309,387	336,513
Deferred charges	6,721	4,985
Other	562,152	574,984
Total Assets	$12,846,853	$13,476,879

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$44,961	$331,998
Accounts payable and other liabilities	1,845,465	1,668,671
Medicare accelerated payments and deferred CARES Act and other grants	1,375	376,151
Operating lease liabilities	60,853	59,796
Federal and state taxes	16,163	44,423
Total current liabilities	1,968,817	2,481,039

Other noncurrent liabilities	545,282	458,549
Operating lease liabilities noncurrent	250,754	278,303
Medicare accelerated payments noncurrent	0	322,617
Long-term debt	3,709,316	3,524,253
Deferred income taxes	0	5,582

Redeemable noncontrolling interest	4,886	4,569

UHS common stockholders' equity	6,274,021	6,317,146
Noncontrolling interest	93,777	84,821
Total equity	6,367,798	6,401,967

Total Liabilities and Stockholders' Equity	$12,846,853	$13,476,879

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Nine months
	ended September 30,
	2021	2020
Cash Flows from Operating Activities:
Net income	$753,721	$645,056
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	399,850	376,563
(Gain) loss on sale of assets and businesses	(4,803)	2,124
Costs related to extinguishment of debt	16,831	1,365
Stock-based compensation expense	55,548	49,928
Provision for asset impairment	7,195	0
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(29,079)	45,435
Accrued interest	3,714	(10,526)
Accrued and deferred income taxes	(52,727)	(2,095)
Other working capital accounts	52,616	85,944
Medicare accelerated payments and deferred CARES Act and other grants	(697,393)	878,480
Other assets and deferred charges	(34,038)	1,271
Other	9,607	115,431
Accrued insurance expense, net of commercial premiums paid	140,702	113,571
Payments made in settlement of self-insurance claims	(60,069)	(84,390)
Net cash provided by operating activities	561,675	2,218,157
Cash Flows from Investing Activities:
Property and equipment additions	(666,025)	(546,656)
Proceeds received from sales of assets and businesses	21,143	7,851
Acquisition of businesses and property	(39,391)	(52,009)
Inflows from foreign exchange contracts that hedge our net U.K. investment	4,261	22,453
Increase in capital reserves of commercial insurance subsidiary	100	0
Costs incurred for purchase of information technology applications, net of refunds	20,202	(5,345)
Investment in, and advances to, joint venture and other	0	(997)
Net cash used in investing activities	(659,710)	(574,703)
Cash Flows from Financing Activities:
Repayments of long-term debt	(3,026,888)	(1,173,590)
Additional borrowings	2,912,374	803,197
Financing costs	(17,967)	(8,256)
Repurchase of common shares	(770,665)	(200,098)
Dividends paid	(50,284)	(17,344)
Issuance of common stock	10,108	9,288
Profit distributions to noncontrolling interests	(5,744)	(15,175)
Purchase of ownership interests by minority member	13,046	(548)
Net cash used in financing activities	(936,020)	(602,526)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(682)	(706)
(Decrease) increase in cash, cash equivalents and restricted cash	(1,034,737)	1,040,222
Cash, cash equivalents and restricted cash, beginning of period	1,279,154	105,667
Cash, cash equivalents and restricted cash, end of period	$244,417	$1,145,889
Supplemental Disclosures of Cash Flow Information:
Interest paid	$58,719	$93,579
Income taxes paid, net of refunds	$286,376	$208,460
Noncash purchases of property and equipment	$73,428	$76,402

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

			% Change	% Change
Same Facility:			Quarter ended	9 months ended
			9/30/2021	9/30/2021
Acute Care Services
Revenues (a)			13.1%	14.4%
Revenues-excludes governmental stimulus revenues			13.4%	18.6%
Adjusted Admissions			12.4%	7.3%
Adjusted Patient Days			10.9%	9.9%
Revenue Per Adjusted Admission-excludes governmental stimulus revenues			1.3%	10.4%
Revenue Per Adjusted Patient Day-excludes governmental stimulus revenues			2.7%	7.8%

Behavioral Health Care Services
Revenues (b)			2.0%	5.4%
Revenues-excludes governmental stimulus revenues			1.3%	6.9%
Adjusted Admissions			-2.7%	1.6%
Adjusted Patient Days			-2.1%	0.3%
Revenue Per Adjusted Admission-excludes governmental stimulus revenues			4.2%	4.7%
Revenue Per Adjusted Patient Day-excludes governmental stimulus revenues			3.6%	6.0%

(a) Includes governmental stimulus program revenues of $4 million and $161 million recorded in the three and nine-month periods ended September 30, 2020, respectively.

(b) Includes the reversal of governmental stimulus program revenues of $9 million and governmental stimulus revenues of $52 million recorded in the three and nine-month periods ended September 30, 2020, respectively.

UHS Consolidated	Third Quarter Ended		Nine months ended
	9/30/2021	9/30/2020	9/30/2021	9/30/2020
Revenues	$3,155,999	$2,912,541	$9,366,866	$8,471,962
EBITDA net of NCI	$441,527	$470,987	$1,449,615	$1,302,856
EBITDA Margin net of NCI	14.0%	16.2%	15.5%	15.4%
Adjusted EBITDA net of NCI	$448,246	$472,818	$1,448,040	$1,311,147
Adjusted EBITDA Margin net of NCI	14.2%	16.2%	15.5%	15.5%

Cash Flow From Operations	$442,227	$766,788	$561,675	$2,218,157
Days Sales Outstanding	51	50	51	51
Capital Expenditures	$183,814	$192,046	$666,025	$546,656

Debt			$3,754,277	$3,609,177
UHS' Shareholders Equity			$6,274,021	$5,962,788
Debt / Total Capitalization			37.4%	37.7%
Debt / EBITDA net of NCI (1)			1.87	2.02
Debt / Adjusted EBITDA net of NCI (1)			1.88	2.03
Debt / Cash From Operations (1)			5.34	1.41
Net Debt / EBITDA net of NCI (1) (2)			1.81	1.40
Net Debt / Adjusted EBITDA net of NCI (1) (2)			1.82	1.41
Net Debt / Cash From Operations (1) (2)			5.16	0.98

(1) Latest 4 quarters
(2) Debt, net of approximately $122 million of short-term cash investments as of September 30, 2021 and $1.101 billion as of September 30, 2020.

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three and Nine Months ended

September 30, 2021 and 2020

(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2021		September 30, 2020		September 30, 2021		September 30, 2020
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,792,862	100.0%	$1,585,142	100.0%	$5,178,594	100.0%	4,528,364	100.0%
Operating charges:
Salaries, wages and benefits	755,216	42.1%	660,610	41.7%	2,153,046	41.6%	1,909,216	42.2%
Other operating expenses	410,960	22.9%	366,754	23.1%	1,216,277	23.5%	1,086,669	24.0%
Supplies expense	316,238	17.6%	283,829	17.9%	901,827	17.4%	781,778	17.3%
Depreciation and amortization	82,478	4.6%	78,388	4.9%	246,621	4.8%	234,756	5.2%
Lease and rental expense	17,505	1.0%	17,641	1.1%	55,663	1.1%	50,224	1.1%
Subtotal-operating expenses	1,582,397	88.3%	1,407,222	88.8%	4,573,434	88.3%	4,062,643	89.7%
Income from operations	210,465	11.7%	177,920	11.2%	605,160	11.7%	465,721	10.3%
Interest expense, net	255	0.0%	205	0.0%	749	0.0%	1,339	0.0%
Other (income) expense, net	436	0.0%	-	-	436	0.0%	-	-
Income before income taxes	$209,774	11.7%	$177,715	11.2%	$603,975	11.7%	$464,382	10.3%

All Acute Care Hospital Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2021		September 30, 2020		September 30, 2021		September 30, 2020
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,822,027	100.0%	$1,610,003	100.0%	$5,271,000	100.0%	4,598,558	100.0%
Operating charges:
Salaries, wages and benefits	757,962	41.6%	660,694	41.0%	2,157,060	40.9%	1,909,415	41.5%
Other operating expenses	436,475	24.0%	391,642	24.3%	1,305,544	24.8%	1,156,909	25.2%
Supplies expense	316,950	17.4%	283,827	17.6%	902,654	17.1%	781,776	17.0%
Depreciation and amortization	83,794	4.6%	78,388	4.9%	248,462	4.7%	234,756	5.1%
Lease and rental expense	17,518	1.0%	17,641	1.1%	55,676	1.1%	50,224	1.1%
Subtotal-operating expenses	1,612,699	88.5%	1,432,192	89.0%	4,669,396	88.6%	4,133,080	89.9%
Income from operations	209,328	11.5%	177,811	11.0%	601,604	11.4%	465,478	10.1%
Interest expense, net	255	0.0%	205	0.0%	749	0.0%	1,339	0.0%
Other (income) expense, net	436	0	-	-	436	0	-	-
Income before income taxes	$208,637	11.5%	$177,606	11.0%	$600,419	11.4%	$464,139	10.1%

(a) Includes governmental stimulus program revenues of $4 million and $161 million recorded in the three and nine-month periods ended September 30, 2020, respectively.

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2020 and Form 10-Q for the quarter ended June 30, 2021.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three and Nine Months ended

September 30, 2021 and 2020

(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2021		September 30, 2020		September 30, 2021		September 30, 2020
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,302,468	100.0%	1,276,568	100.0%	$4,004,066	100.0%	3,797,579	100.0%
Operating charges:
Salaries, wages and benefits	721,949	55.4%	683,567	53.5%	2,133,755	53.3%	2,022,066	53.2%
Other operating expenses	267,878	20.6%	229,862	18.0%	776,087	19.4%	693,724	18.3%
Supplies expense	51,337	3.9%	51,806	4.1%	151,435	3.8%	153,761	4.0%
Depreciation and amortization	45,798	3.5%	43,919	3.4%	136,926	3.4%	129,877	3.4%
Lease and rental expense	10,311	0.8%	9,928	0.8%	31,339	0.8%	31,384	0.8%
Subtotal-operating expenses	1,097,273	84.2%	1,019,082	79.8%	3,229,542	80.7%	3,030,812	79.8%
Income from operations	205,195	15.8%	257,486	20.2%	774,524	19.3%	766,767	20.2%
Interest expense, net	336	0.0%	354	0.0%	1,014	0.0%	1,079	0.0%
Other (income) expense, net	27	0.0%	526	0.0%	435	0.0%	2,337	0.1%
Income before income taxes	$204,832	15.7%	$256,606	20.1%	$773,075	19.3%	$763,351	20.1%

All Behavioral Health Care Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2021		September 30, 2020		September 30, 2021		September 30, 2020
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,328,293	100.0%	1,299,591	100.0%	$4,075,127	100.0%	3,864,823	100.0%
Operating charges:
Salaries, wages and benefits	727,137	54.7%	684,575	52.7%	2,144,735	52.6%	2,027,223	52.5%
Other operating expenses	292,794	22.0%	253,779	19.5%	847,780	20.8%	765,006	19.8%
Supplies expense	51,712	3.9%	51,858	4.0%	152,273	3.7%	153,861	4.0%
Depreciation and amortization	47,205	3.6%	45,154	3.5%	140,870	3.5%	134,081	3.5%
Lease and rental expense	10,421	0.8%	10,734	0.8%	31,789	0.8%	34,151	0.9%
Subtotal-operating expenses	1,129,269	85.0%	1,046,100	80.5%	3,317,447	81.4%	3,114,322	80.6%
Income from operations	199,024	15.0%	253,491	19.5%	757,680	18.6%	750,501	19.4%
Interest expense, net	1,218	0.1%	433	0.0%	3,564	0.1%	1,184	0.0%
Other (income) expense, net	27	0.0%	526	0.0%	435	0.0%	2,337	0.1%
Income before income taxes	$197,779	14.9%	$252,532	19.4%	$753,681	18.5%	$746,980	19.3%

(a) Includes the reversal of governmental stimulus program revenues of $9 million and governmental stimulus revenues of $52 million recorded in the three and nine-month periods ended September 30, 2020, respectively.

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments, lawsuits and reserves established in connection with the government's investigation of our behavioral health care facilities, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2020 and Form 10-Q for the quarter ended June 30, 2021.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months as well as the results of certain facilities that were closed or restructured during the past year.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months Ended
September 30, 2021 and 2020

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	09/30/21	09/30/20	% change	09/30/21	09/30/20	% change

Hospitals owned and leased	27	26	3.8%	333	330	0.9%
Average licensed beds	6,579	6,451	2.0%	24,189	23,566	2.6%
Average available beds	6,407	6,279	2.0%	24,084	23,464	2.6%
Patient days	416,422	383,958	8.5%	1,537,206	1,563,259	-1.7%
Average daily census	4,526.3	4,173.5	8.5%	16,708.8	16,991.9	-1.7%
Occupancy-licensed beds	68.8%	64.7%	6.3%	69.1%	72.1%	-4.2%
Occupancy-available beds	70.6%	66.5%	6.2%	69.4%	72.4%	-4.2%
Admissions	78,799	71,682	9.9%	113,448	115,569	-1.8%
Length of stay	5.3	5.4	-2.1%	13.4	13.5	-0.7%

Inpatient revenue	$9,497,975	$8,137,264	16.7%	$2,470,401	$2,487,568	-0.7%
Outpatient revenue	5,343,246	4,128,549	29.4%	242,976	243,600	-0.3%
Total patient revenue	14,841,221	12,265,813	21.0%	2,713,377	2,731,168	-0.7%
Other revenue	173,063	127,396	35.8%	56,337	53,105	6.1%
Gross hospital revenue	15,014,284	12,393,209	21.1%	2,769,714	2,784,273	-0.5%
Total deductions	13,192,257	10,783,206	22.3%	1,441,421	1,484,682	-2.9%
Net hospital revenue	$1,822,027	$1,610,003	13.2%	$1,328,293	$1,299,591	2.2%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	09/30/21	09/30/20	% change	09/30/21	09/30/20	% change

Hospitals owned and leased	26	26	0.0%	330	330	0.0%
Average licensed beds	6,557	6,451	1.6%	23,759	23,440	1.4%
Average available beds	6,385	6,279	1.7%	23,654	23,338	1.4%
Patient days	416,026	383,958	8.4%	1,522,738	1,556,152	-2.1%
Average daily census	4,522.0	4,173.5	8.4%	16,551.5	16,914.7	-2.1%
Occupancy-licensed beds	69.0%	64.7%	6.6%	69.7%	72.2%	-3.5%
Occupancy-available beds	70.8%	66.5%	6.6%	70.0%	72.5%	-3.5%
Admissions	78,764	71,682	9.9%	111,692	114,902	-2.8%
Length of stay	5.3	5.4	-1.4%	13.6	13.5	0.7%

Universal Health Services, Inc.
Selected Hospital Statistics
For the Nine Months Ended
September 30, 2021 and 2020

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	09/30/21	09/30/20	% change	09/30/21	09/30/20	% change

Hospitals owned and leased	27	26	3.8%	333	330	0.9%
Average licensed beds	6,534	6,451	1.3%	24,121	23,591	2.2%
Average available beds	6,362	6,279	1.3%	24,018	23,488	2.3%
Patient days	1,171,141	1,071,830	9.3%	4,636,270	4,620,471	0.3%
Average daily census	4,289.9	3,911.8	9.7%	16,982.7	16,863.0	0.7%
Occupancy-licensed beds	65.7%	60.6%	8.3%	70.4%	71.5%	-1.5%
Occupancy-available beds	67.4%	62.3%	8.2%	70.7%	71.8%	-1.5%
Admissions	227,944	213,658	6.7%	345,874	339,356	1.9%
Length of stay	5.1	5.0	2.8%	13.4	13.6	-1.4%

Inpatient revenue	$27,279,494	$22,695,513	20.2%	$7,471,742	$7,298,466	2.4%
Outpatient revenue	15,281,854	12,204,970	25.2%	756,068	719,513	5.1%
Total patient revenue	42,561,348	34,900,483	22.0%	8,227,810	8,017,979	2.6%
Other revenue	484,227	513,423	-5.7%	189,474	223,212	-15.1%
Gross hospital revenue	43,045,575	35,413,906	21.5%	8,417,284	8,241,191	2.1%
Total deductions	37,774,575	30,815,348	22.6%	4,342,157	4,376,368	-0.8%
Net hospital revenue	$5,271,000	$4,598,558	14.6%	$4,075,127	$3,864,823	5.4%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	09/30/21	09/30/20	% change	09/30/21	09/30/20	% change

Hospitals owned and leased	26	26	0.0%	330	330	0.0%
Average licensed beds	6,528	6,451	1.2%	23,726	23,416	1.3%
Average available beds	6,356	6,279	1.2%	23,623	23,313	1.3%
Patient days	1,170,733	1,071,830	9.2%	4,601,879	4,597,028	0.1%
Average daily census	4,288.4	3,911.8	9.6%	16,856.7	16,777.5	0.5%
Occupancy-licensed beds	65.7%	60.6%	8.3%	71.0%	71.6%	-0.8%
Occupancy-available beds	67.5%	62.3%	8.3%	71.4%	72.0%	-0.8%
Admissions	227,909	213,658	6.7%	341,812	337,210	1.4%
Length of stay	5.1	5.0	2.4%	13.5	13.6	-1.2%